SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934

Check the appropriate box:

|_|   Preliminary Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
|X|   Definitive Information Statement

                              ENVIROKARE TECH, INC.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                              ENVIROKARE TECH, INC.
                          2470 CHANDLER AVENUE, SUITE 5
                             LAS VEGAS, NEVADA 89120

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be Held December 14, 2002

TO THE SHAREHOLDERS OF ENVIROKARE TECH, INC.

      The annual meeting (the "Annual Meeting") of the shareholders of Envirokare Tech, Inc., a Nevada corporation (the "Company"), will be held on Saturday, December 14, 2002 at 1:00 p.m., local time, at the Orlando Airport Marriott, 7499 Augusta National Drive, Orlando, Florida 32822, for the following purposes:

1. To elect members of the Board of Directors to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified;

2. To ratify the appointment of Williams & Webster, P.S., as the Company's independent certified public accountants for the fiscal year ending December 31, 2002; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      Only shareholders of record at the close of business on October 21, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Members of management and principal shareholders who collectively hold in excess of 50% of the Company's issued and outstanding voting shares have indicated their intention to vote in favor of the proposals. As a result, the proposals will be approved without the affirmative vote of any other shareholders. Although management is not asking for a proxy and you are requested not to send us a proxy, you are cordially invited to attend the Annual Meeting in person and we encourage you to attend and take the opportunity to ask questions. If you cannot attend, you are entitled to designate in writing any person to act in your behalf, and if you wish to create such a designation, please contact the Company so that a form can be sent to you.

      Any material corporate developments, subsequent to the enclosed corporate Annual Report filing with the SEC for the period ended December 31, 2001, can be seen in the Company's 2002 quarterly Form 10-QSB filings with the SEC. Access to the Company's filings with the SEC may be obtained from the Internet by going to www.sec.gov/edgar/searchedgar/companysearch.html, and typing Envirokare Tech, Inc. into the Company name window.

                                              By Order of the Board of Directors


                                              /s/ Steve Pappas
                                              ----------------------------------
November 4, 2002                                 Steve Pappas
Las Vegas, Nevada                                President

                              ENVIROKARE TECH, INC.
                          2470 Chandler Avenue, Suite 5
                             Las Vegas, Nevada 89120

                                November 4, 2002

                              INFORMATION STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                        DATE, TIME, AND PLACE OF MEETING

      This Information Statement is provided to you by the Board of Directors of Envirokare Tech, Inc. (the "Company") in connection with the Company's Annual Meeting. The Annual Meeting will be held on Saturday, December 14, 2002 at 1:00 p.m., local time, at the Orlando Airport Marriott, 7499 Augusta National Drive, Orlando, Florida 32822, or at any adjournments or postponements of the Annual Meeting, for the purposes set forth in the accompanying Notice of Annual Meeting. The Company intends to mail this Information Statement and the accompanying Notice of Annual Meeting on or about November 12, 2002, to all shareholders entitled to vote at the Annual Meeting.

      We are not asking you for a proxy and you are requested not to send us a proxy.

                               PURPOSE OF MEETING

      The proposals that will be considered and acted on at the Annual Meeting are (1) the election of members of the Board of Directors to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified and, (2) the ratification of Williams & Webster, P.S. as the Company's independent certified public accountants for the fiscal year ending December 31, 2002. There are no other matters that the Board of Directors is aware that will be presented for consideration at the Annual Meeting. Each proposal is described in more detail in this Information Statement.

                                VOTING SECURITIES

      Only holders of record of the Company's common stock at the close of business on October 21, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business October 21, 2002, the Company had outstanding and entitled to vote 28,856,144 shares of common stock, $.001 par value per share ("Common Stock"). Each holder of record of Common Stock on October 21, 2002, is entitled to one vote for each share held on all matters to be voted on at the Annual Meeting. There is no cumulative voting for the Common Stock.

Holders of more than 50% of the 28,856,144 shares of Common outstanding must be present or represented at the Annual Meeting to have a quorum for conducting business. Directors will be elected by a plurality of the votes of the shareholders cast at the Annual Meeting. A majority of the outstanding votes of shareholders entitled to vote are required for the ratification of the appointment of the independent public accountants.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      To the knowledge of the Company's management, as of October 21, 2002, no person beneficially owned more than five percent of any class of the Company's voting securities other than as set forth below. The following table sets forth the total amount of any class of the Company's voting securities owned by each of its executive officers, directors and director nominees and by its executive officers, directors and director nominees, as a group, as of October 21, 2002. Beneficial ownership numbers reflect the Company's 2-for-1 stock split, effected as a 100% stock dividend, payable March 6, 2000 to shareholders of record March 1, 2000.

                                                  Amount and Nature of           Percentage
Name and Address (1)                              Beneficial Ownership (2)        of Class
--------------------                              ------------------------       ---------
James Pappas                                      3,200,000 (3)                     11.1%
Vanessa Houiris                                   3,200,000 (3)                     11.1%
Adrian Alexandru                                  3,780,000 (4)                     12.5%

Steve Pappas                                      7,983,400 (5)                     25.0%
Jonathan Edelstein                                        0                          0.0%
Leo G. Kapakos                                      170,000 (6)                      0.1%
George Kazantzis                                  1,420,000 (7)                      4.8%

All executive officers and directors as a         9,573,400 (2)                     29.9%(2)
group (4 persons)

(1) The address for each of the persons listed is 2470 Chandler Avenue, Suite 5, Las Vegas, Nevada 89120.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of November 1, 2002, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(3) Includes 150,000 shares of convertible preferred stock, each of which was converted into twenty shares of common stock of the Company, or an aggregate of 3,000,000 shares of common stock, on November 9, 2001. Includes a warrant to purchase 100,000 shares of Common Stock of the Company exercisable immediately and until June 28, 2003.

(4) Includes warrants to purchase 1,450,000 shares of Common Stock of the Company exercisable immediately and until varying dates up to June 3, 2004.

(5) Includes warrants to purchase 2,775,000 shares of Common Stock of the Company exercisable immediately and until varying dates up to June 27, 2004. Includes 250,000 shares of Common Stock of the Company owned by the reporting person's wife, to which the reporting person disclaims beneficial ownership.

(6) Includes 170,000 shares of Common Stock of the Company owned by the reporting person's wife, to which the reporting person disclaims beneficial ownership.

(7) Includes warrants to purchase 700,000 shares of Common Stock of the Company exercisable immediately and until varying dates up to October 10, 2004.

      The Company's management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B, other than those changes detailed as follows:

      As a result of transactions dated March 14 and May 25, 2001, the controlling interest in the Issuer's stock was sold in privately transacted sales by and between Arcade Investments Limited (the "Seller") and James Gerosavas, Angelo Gerosavas, Betty Kapakos, Gus Papadimitriou, Gregory Angelides, Steven Angelides, Paul Angelides, James Pappas, Steve Pappas, Vanessa Houiris, Tamie Konstantinidis, Paul Konstantinidis and Stacey Lauridia (the "Purchasers"). The Purchasers acquired Two Hundred Fifty Thousand shares (250,000) of the Issuer's Series A Convertible Preferred Stock, par value $.001 per share (the "Preferred Stock"), from the Seller in the transactions. At the time of the first transaction, dated March 14, 2001, the Seller held approximately Forty-five percent (45%) interest in the Issuer, by way of holding all then issued and outstanding Preferred Stock, as well as Six Hundred Fifty Thousand shares (650,000) of the Issuer's Common Stock. The consideration paid by the Purchasers to the Seller to acquire the Preferred Stock was One Hundred Twenty-five Thousand ($125,000.00) dollars. The consideration was provided in the form of a cash payment of Twenty-five Thousand ($25,000.00) and a promissory note in the amount of One Hundred Thousand ($100,000.00) dollars, payable no later than December 31, 2002 and bearing interest payable at a rate of six percent (6%) per annum.

      All Purchasers act independently of each other, as it relates to their interest in the Company's capital stock. As such, none of the Purchasers acts as an affiliate of any of the other Purchaser(s), as the Securities and Exchange Commission may define that term.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

Current Directors and Executive Officers

      The following list identifies the current members of the Company's Board of Directors as well as the Company's current executive officers and sets forth certain information regarding each person. Each director serves in office until the next annual meeting of shareholders; the Company's President and Executive Vice President serve as such at the pleasure of the Board of Directors.

        Name                    Age                        Position
        ----                    ---                        --------

Steve Pappas                    58                 President and Director

Jonathan Edelstein              59                 Director

Leo G. Kapakos                  43                 Director

George Kazantzis                52                 Executive Vice President

      On March 26, 2001, Steve Pappas was elected as President and a director of the Company. Mr. Pappas has over thirty years of entrepreneurial, corporate executive, real estate management and development experience, most recently, from July 1988 to the present, as Managing General Partner of SPL Associates ("SPL") based in Brooklyn, New York. SPL has acquired and manages numerous large-scale residential and commercial real estate holdings in New York. Mr. Pappas was the founder and President of Servco Leasing Corporation from 1970 to 1980, during which time it became the largest third party leasing company for Xerox equipment.

      On December 8, 2001, Jonathan Edelstein was elected as a director of the Company. Mr. Edelstein has over twenty-five years experience in investment banking, finance and mergers and acquisitions, in both senior management and board-level positions. His responsibilities have included the acquisition, restructuring and management of small and mid-sized companies, major takeovers, dispositions, real estate development and financing. Mr. Edelstein is a Senior Advisor to the WestSphere Group, a private equity and fund manager focused in Latin America. Prior to his association with WestSphere, he was in partnership with Merrill Lynch Inter-Funding Inc. 1988 to 1993, where he was involved in the acquisition and merger of a number of companies to create Pacific Outlook, Inc., one of the largest sportswear groups in the United States with gross annual revenues of over $125 million.

      On July 1, 2002, Mr. Kazantzis was appointed Executive Vice President of Envirokare. Mr. Kazantzis joined the Company bringing over twenty-five years of executive management and consulting experience in marketing, corporate structuring, finance, mergers and acquisitions. His marketing background includes the creation and launch of a successful license-merchandising program under the Team Gear USA(R) brand, in conjunction with Time Warner Sports Merchandising, World Cup USA and US Soccer Federation. Subsequently, Mr. Kazantzis, in a joint venture in conjunction with Merrill Lynch Inter-Funding Inc., facilitated a complex merger and acquisition transaction involving several Southern California clothing companies and brands to create Pacific Outlook, Inc., a major U.S. sportswear manufacturer. At Pacific Outlook he was responsible for product licensing, trademarks and registrations, in addition to handling sales and marketing both domestically and internationally. Previously, he managed several successful corporate restructurings, most recently as a managing director of SLC Leasing Co. Ltd., working with Corporate Performance Advisors Ltd., Thailand, where he oversaw the restructuring of an automotive finance company with 42 offices and 400 employees.

      On October 23, 2002, Mr. Kapakos was elected as a director of the Company. Mr. Kapakos has sixteen years banking experience, including over fifteen years with Westdeutsche Landesbank AG, NY, where he is currently Associate Director in the Credit Department - Financial Institutions Group. During his tenure at Westdeutsche Landesbank, Mr. Kapakos has been responsible for providing various management services, with focus in the areas of transaction risk analysis and credit analysis with respect to a broad range of financial services products.

      None of the persons specified above share any familial relationship. To the best of the Company's knowledge, there are no material proceedings to which any current director is a party, or has a material interest adverse to the Company. To the best of the Company's knowledge, during the past five years there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any current director.

Director Nominees

      At the Annual Meeting, directors are to be elected to the Board of Directors, to serve until the next annual meeting and until their successors have been elected and qualified or until their earlier resignation or removal. Nominees for election to the Board of Directors will be accepted at the Annual Meeting. Subsequent to nomination for election to the Board of Directors, a vote will be held at the Annual Meeting to elect those approved and qualified nominees.

Board Meetings and Committees

      During the fiscal year ended December 31, 2001 ("Fiscal 2001"), the Board acted through unanimous written consents and teleconferences in which all board members were present. Nine such consents and teleconferences were executed during the year. The Company has no standing nominating committee, or committee performing similar functions. The Board formed an audit committee during Fiscal 2001. The current member of the audit committee is Jonathan Edelstein, a director of the Company. This committee met once during Fiscal 2001. The Board formed a compensation committee during Fiscal 1999 but that committee has not commenced any formal action. The current member of the compensation committee is Robert A. Davidson, who serves as a consultant to the Company.

Executive Compensation

      The Company is required to set out particulars of compensation paid for each of the last three (3) completed fiscal years, or for such shorter period since the Company's inception, to the following persons (the "Named Executive Officers"):

      (a) All persons serving as the Company's chief executive officer during the most recently completed fiscal year;

      (b) Each of the Company's four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed fiscal year and whose total salary and bonus exceeds $100,000 per year; and

      (c) Any additional individuals for whom disclosure would have been provided under (b) except that the individual was not serving as an executive officer of the Company at the end of the most recently completed fiscal year.

      From the Company's inception on June 15, 1998 to and including the fiscal year ended December 31, 2001, the following persons served in the capacity of President and/or Chief Executive Officer of the Company:

      Charles W. Thomas served as President from July 5, 1998 to January 24, 2000. Jeannie M. Runnalls served as President from January 24, 2000 to August 30, 2000. Richard M. Clark served as an interim President of the Company from September 5, 2000 to December 22, 2000. Charles H. Stein was elected President, Chief Executive Officer and Chairman of the Board of Directors of the Company, effective December 22, 2000. Steve Pappas was elected President of the Company, effective March 26, 2001, and presently serves the Company in that capacity. No other persons fall within the above-listed categories (b) or (c).

      Summary of Compensation

      The following table (the "Summary Compensation Table") sets forth certain information regarding compensation paid since the Company's inception to each of the Company's Named Executive Officers.

--------------------------------------------------------------------------------------------------------------
                           Annual Compensation             Long Term Compensation
--------------------------------------------------------------------------------------------------------------
                                                           Awards                     Payouts
--------------------------------------------------------------------------------------------------------------
                                              Other        Securities    Restricted
                                              Annual       Under         Shares or
Name and                                      Compen-      Options/      Restricted   LTIP        All Other
Principal                  Salary   Bonus     sation       SARs          Share        Payouts     Compensation
Position          Year     ($)      ($)       ($)          Granted (#)   Units($)     ($)         ($)
--------------------------------------------------------------------------------------------------------------
Charles W.        1999     0        0         0            300,000       0            0           0
Thomas,           2000     0        0         0            0             0            0           0
President*
--------------------------------------------------------------------------------------------------------------
Jeannie M.        1999     22,715   0         0            300,000       0            0           0
Runnalls,         2000     72,902   0         0            0             0            0           0
President*        2001     6,753    0         0            0             0            0           0
--------------------------------------------------------------------------------------------------------------
Richard M.
Clark,            2000     0        0         0            200,000       0            0           0
President*        2001     0        0         0            0             0            0           0
--------------------------------------------------------------------------------------------------------------
Charles H.
Stein,
President and     2000     0        0         0            100,000       0            0           0
CEO*              2001     27,000   0         0            0             0            0           0
--------------------------------------------------------------------------------------------------------------
Steve Pappas,
President*        2001     54,500   0         0            0             0            0           0
--------------------------------------------------------------------------------------------------------------

* Charles W. Thomas served as President from July 5, 1998 to January 24, 2000. Jeannie M. Runnalls joined the Company on March 10, 1999 and served as President from January 24, 2000 to August 30, 2000. Richard M. Clark joined the Company on September 5, 2000 and served as President from September 5, 2000 to December 22, 2000. Charles H. Stein joined the Company on December 22, 2000 and served as President and CEO from December 22, 2000 to March 12, 2001. Steve Pappas joined the Company on March 26, 2001 and served as President from that date to present.

      Options and Stock Appreciation Rights Granted During the Most Recently Completed Fiscal Year

      The Company did not grant options or stock appreciation rights to Named Executive Officers during the most recently completed Fiscal Year.

      Long-Term Incentive Plans -- Awards in Most Recently Completed Fiscal Year

      The Company has no long-term incentive plan in place. A "Long-Term Incentive Plan" is a plan under which awards are made based on performance over a period longer than one fiscal year. It is different from a plan for options, stock appreciation rights, or restricted share compensation.

      Options Exercised During the Most Recently Completed Fiscal Year and Fiscal Year End Option Values

      The following table sets out stock options exercised by the Named Executive Officers during Fiscal 2001, as well as the fiscal year end value of stock options held by each of the Named Executive Officers. During the reporting period, none of the Named Executive Officers held stock appreciation rights.

                                                                                                  Value of Unexercised In the
                           Securities       Aggregate            Unexercised Options/SARs at      Money Options/SARs at
                           Acquired on      Value Realized            Dec. 31, 2001 (#)           Dec. 31, 2001  ($)
Name                       Exercise         ($)                   Exercisable/Unexercisable       Exercisable/Unexercisable (1)
Jeannie M. Runnalls        0                0                    300,000/0                        $0
Richard M. Clark           0                0                    200,000/0                        $0
Charles H. Stein           0                0                    100,000/0                        $0

(1) In-the-money options are those where the market value of the underlying securities on a given date exceeds the option exercise price at that date. The closing market price of the Company's shares on December 31, 2001, was $.16 (adjusted to reflect the Company's 2-for-1 stock split, effected in the form of a 100% stock dividend, payable on March 6, 2000, to shareholders of record on March 1, 2000).

      None of the above named persons exercised options during Fiscal 2001.

      Compensation of Directors and Remuneration of Senior Officers

      The Company made one cash payment as compensation to Trevor Bedford, then a director of the Company, in the amount of $1,000 for services provided as a director during Fiscal 2001. The Company made no other cash payments to any director for services provided as a director during Fiscal 2001.

      The Company has no standard arrangement to compensate directors for their services in their capacity as directors, except for the granting from time to time of stock options in accordance with the Company's 1999 Stock Plan. All of the existing stock options are immediately exercisable, non-transferable and terminate on the earlier of the expiration date of the Plan or the end of the six-month period after the date on which the director, officer or employee, as the case may be, terminates his or her position at the Company. The outstanding options will be adjusted if the Company consolidates, subdivides or similarly changes its share capital.

      Other than as discussed above, in respect of a payment made to Trevor Bedford, there has been no arrangement pursuant to which Directors were compensated by the Company in their capacity as Directors or for services rendered as consultants or experts during Fiscal 2001.

      Employment Contracts and Termination of Employment and Change-in-Control Arrangements

      The Company entered into an employment agreement with Charles H. Stein, on December 18, 2000, effective December 22, 2000. The contract was amended pursuant to an amendatory letter agreement (the "Amendment"), dated March 14, 2001, between the Company and Mr. Stein. The Amendment provided, among other things, that the number of shares to be granted to Mr. Stein under option would be 500,000. The Amendment further provided that if Mr. Stein were not instrumental in helping the Company secure $200,000 through the private placement of its common shares by April 23, 2001, (i) he would agree to the reduction of the number of shares to be granted to him under such option to 100,000 and (ii) the Company could cancel Mr. Stein's employment contract with the Company at any time after April 23, 2001, upon payment to Mr. Stein of $20,000. The Amendment also provided for monthly remuneration for Mr. Stein of $6,000.

      Pursuant to a letter agreement (the "Stein Letter Agreement", filed as an Exhibit with the Company's Form 10-QSB for the period ended June 30, 2001) dated May 8, 2001, between the Company and Mr. Stein, the Company confirmed that it would reduce the number of shares to be granted to Mr. Stein under such option to 100,000, and would cancel Mr. Stein's employment contract effective May 1, 2001, in consequence of Mr. Stein's failure to secure financing for the Company in the amount of at least $200,000, all as provided in the Amendment. The Stein Letter Agreement provides that, instead of receiving a one-time payment of $20,000 upon cancellation of Mr. Stein's employment contract as provided in the Amendment, Mr. Stein shall instead receive $2,000 per month for ten months, commencing June 1, 2001. Further, the Stein Letter Agreement provides that, if Mr. Stein is able to arrange financing for the Company in the future, the Company will grant Mr. Stein an option to purchase a number of shares of the Company's Common Stock, up to 400,000, based on the contemplated financing target of $200,000 (e.g., if Mr. Stein raises $100,000, then the Company will grant 200,000 shares under option).

                                 PROPOSAL NO. 2
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has appointed Williams & Webster, P.S. ("Williams & Webster") of Spokane, Washington, as independent auditors to make the annual audit of the books of account and supporting records of the Company for the fiscal year ending December 31, 2002, subject to the ratification of the shareholders entitled to vote for the election of directors, by a majority of the votes cast on the question of such ratification, provided a quorum is present, at the Annual Meeting of Shareholders. Williams & Webster has made the annual audit of the books of account since 1998. It is not expected that any representatives of Williams & Webster will be present at the Annual Meeting.

      Audit Fees

      During Fiscal 2001, the Company compensated Williams & Webster for services rendered in preparing financial statements and conducting accounting reviews on a quarterly basis and for services rendered in preparing financial statements and conducting the Fiscal 2001 audit of the Company's books and records. Williams & Webster were paid $20,108 for these services rendered.

      Audit Review Disclosure

      The audit committee reviewed and discussed the audited financial statements for Fiscal 2001 with management; management discussed with Williams & Webster the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and management received written disclosures and the letter from Williams & Webster regarding its independence as required by Independence Standards Board Standard No. 1. Additionally, Company's management discussed with Williams & Webster their independence.

      Based on the audit committee's review of the audited financial statements and discussions with management, the Board of Directors approved the inclusion of the audited financial statements in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

      The Company has an audit committee comprised of Jonathan Edelstein, a director. Mr. Edelstein qualifies as an "independent" director under the applicable listing standards of the National Association of Securities Dealers. The Board of Directors has not, to date, adopted a written charter for the Company's audit committee.

                                 OTHER BUSINESS

      Management knows of no other matters that may be presented at the Annual Meeting.

                         DISSENTERS' RIGHTS OF APPRAISAL

      No action is proposed herein for which the laws of the State of Nevada, the Certificate of Incorporation or By-laws of the Company provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder's shares.

                INTERESTS OF PERSONS IN MATTERS TO BE ACTED UPON

      None.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During 2001, Steve Pappas, a director, loaned the Company $285,000. This amount bears interest calculated at 10% per annum. The loan balance, including accrued interest, on November 15, 2001 was $11,362. This amount, including interest, was paid in full on November 15, 2001. The same shareholder invested $375,000 in a private offering of Company units. The unit is comprised of an unsecured note payable, dated November 15, 2001, bearing interest at 15% per annum, payable at maturity, which is two years from the date of issuance and a warrant to purchase up to one million shares at a price of $0.195 per share, exercisable at any time up to November 15, 2003. As of December 31, 2001, the Company owed this shareholder $20,921 for reimbursable expenses. The Company paid the expenses owing to this shareholder during the first quarter of 2002. On April 3, 2002, the same shareholder invested $100,000 in a private offering of Company units at a price of $0.10 per unit. Each unit is comprised of one share of Company Common Stock and a warrant to purchase one share of Company Common Stock at a price of $0.25 per share, with the warrant exercisable at any time up to April 2, 2004. On April 22, 2002, the same shareholder invested $30,000 in a private offering of Company units at a price of $0.20 per unit. Each unit is comprised of one share of Company Common Stock and a warrant to purchase three shares of Company Common Stock at a price of $0.50 per share, with the warrant exercisable at any time up to June 15, 2003. On June 27, 2002, the same shareholder invested $50,000 in a private offering of Company units at a price of $0.10 per unit. Each unit is comprised of one share of Company Common Stock and a warrant to purchase one share of Company Common Stock at a price of $0.25 per share, with the warrant exercisable at any time up to June 26, 2004.


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

      On March 3, 2002, George Kazantzis, Executive Vice President of the Company, invested $50,000 in a private offering of Company units at a price of $0.10 per unit. Each unit is comprised of one share of Company Common Stock and a warrant to purchase one share of Company Common Stock at a price of $0.25 per share, with the warrant exercisable at any time up to March 2, 2004. On October 10, 2002, the same shareholder invested $30,000 in a private offering of Company units at a price of $0.20 per unit. Each unit is comprised of one share of Company Common Stock and a warrant to purchase one share of Company Common Stock at a price of $0.50 per share, with the warrant exercisable at any time up to October 9, 2004.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

      On January 8, 2001, a Form 3 was filed late for Electroship Partners, which acquired beneficial ownership of more than 10% of the Company's outstanding common stock as of December 21, 2000. On January 22, 2001, a Form 3 was filed late for Gerald Breslauer, an officer of the Company. On January 29, 2001, Forms 3 were filed late for Charles H. Stein, a director and officer of the Company, and Mark L. Kallan, an officer of the Company.

                                    EXHIBITS

      None.


                       2001 ANNUAL REPORT TO SHAREHOLDERS

      The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, has been delivered with this Information Statement or previously delivered to Shareholders.

                                              By Order of the Board of Directors


                                              /s/ Steve Pappas
                                              ----------------------------------
November 4, 2002                                 Steve Pappas
Las Vegas, Nevada                                President


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